SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2004

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

         A Petition for Appeal to the Insurance Commissioner of the Commonwealth of Pennsylvania (the “Petition”) of the Order of the Deputy Insurance Commissioner dated June 25, 2004 approving PMA Capital Corporation’s application for approval to modify the structure of its holding company system permitting its wholly owned indirect subsidiaries, Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company to become its direct subsidiaries (the “Unstacking”) was filed by American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pennsylvania. We filed an Answer to the Petition with the Insurance Commissioner. By an Order dated July 9, 2004, the Insurance Commissioner denied the Petition and dismissed the Appeal. The Unstacking, which was effectuated prior to the Petition’s filing, was approved on June 25, 2004.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this report that are not historical facts are forward-looking statements and are based on estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements.

These forward-looking statements are based on currently available financial, competitive and economic data and the Company’s current operating plans based on assumptions regarding future events. The Company’s actual results could differ materially from those expected by the Company’s management. The factors that could cause actual results to vary materially, some of which are described with the forward-looking statements, include, but are not limited to:

•

our ability to effect an efficient withdrawal from the reinsurance business, including the commutation of reinsurance business with certain large ceding companies, without incurring any significant liabilities;

•

regulatory or tax changes in risk-based capital or other regulatory standards that affect the cost of, or demand for, our products or otherwise affect our ability to conduct business, including any future action with respect to our business taken by the Pennsylvania Insurance Department or any other state insurance department;

•

The PMA Insurance Group's ability to have its A- A.M. Best financial strength rating restored and the effect of its B++ A.M. Best rating on its premium writings and profitability as well as the adverse impact of any potential future downgrade of its rating;

•

The ability of the Company to have sufficient cash at the holding company to meet its debt service and other obligations, including any restrictions such as in the Pennsylvania Insurance Department Order dated June 25, 2004 on receiving dividends from its reinsurance subsidiary, in an amount sufficient to meet such obligations;

•	the lowering or loss of one or more of the Company's debt ratings, and the adverse impact that any such downgrade may have on our ability to raise capital and our liquidity and financial condition;

•	adequacy of reserves for claim liabilities;

•	adverse property and casualty loss development for events that we insured in prior years, including unforeseen increases in medical costs;

•	the impact of future results on the recoverability of our deferred tax asset;

•	adequacy and collectibility of reinsurance that we purchased;

•	the outcome of any litigation against the Company, including the outcome of the purported class action lawsuits;

•	competitive conditions that may affect the level of rate adequacy related to the amount of risk undertaken and that may influence the sustainability of adequate rate changes;

•	ability to implement and maintain rate increases;

•	the effect of changes in workers' compensation statutes and their administration, which may affect the rates that we can charge and the manner in which we administer claims;

•	our ability to predict and effectively manage claims related to insurance and reinsurance policies;

•	the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attack on the World Trade Center;

•	uncertainty as to the price and availability of reinsurance on business we intend to write in the future, including reinsurance for terrorist acts;

•	severity of natural disasters and other catastrophes, including the impact of future acts of terrorism, in connection with insurance and reinsurance policies;

•	changes in general economic conditions, including the performance of financial markets, interest rates and the level of unemployment;

•	uncertainties related to possible terrorist activities or international hostilities; and

•	other factors disclosed from time to time in our most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

You should not place undue reliance on any such forward-looking statements. Unless otherwise stated, we disclaim any current intention to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: July 12, 2004	By: /s/ William E. Hitselberger
William E. Hitselberger
Executive Vice President, Chief Financial Officer and Treasurer

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